Exhibit 99.1

NEWS RELEASE
For Immediate Release	One American RowPO Box 5056 Hartford CT 06102-5056 www.phoenixwm.com

Contacts:
Media Relations Alice S. Ericson, 860-403-5946 alice.ericson@phoenixwm.com	Investor Relations Naomi Baline Kleinman, 860-403-7100 pnx.ir@phoenixwm.com

Phoenix Executes Intercompany Reinsurance Treaty and Announces De-stacking of Insurance Company Subsidiaries

Hartford, Conn., July 6, 2015 –The Phoenix Companies, Inc. (NYSE: PNX) (“Phoenix”) today announced that it executed a previously disclosed intercompany reinsurance treaty between two of its subsidiaries, Phoenix Life Insurance Company (“PLIC”) and PHL Variable Insurance Company (“PHL Variable”), effective June 30, 2015, after receiving regulatory approval. Phoenix also announced that it expects to de-stack its insurance company subsidiaries by July 31, 2015.

Under the reinsurance treaty, PLIC will retrocede to PHL Variable on a modified coinsurance basis, policy liabilities of a block of corporate-owned life insurance policies. Phoenix confirmed that it expects the treaty to favorably impact statutory surplus and risk-based capital ratios for both subsidiaries and said it will provide more details on the impact with second quarter 2015 financial results.

As of result of discussions with its regulators related to this treaty, Phoenix expects to de-stack its insurance company subsidiaries. Management believes de-stacking will create a more streamlined regulatory structure.

PLIC is regulated by the New York State Department of Financial Services. It is currently the indirect parent of PHL Variable, American Phoenix Life and Reassurance Company and Phoenix Life and Annuity Company, which are regulated by the Connecticut Insurance Department. Under the proposed structure, the three Connecticut-regulated entities will be direct subsidiaries of Phoenix.

The de-stacking is subject to approval by both New York and Connecticut regulators.

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Further, Phoenix agreed it will not use any future dividends paid by PLIC to meet the operating needs of PHL Variable. Phoenix’s estimated holding company cash and non-affiliated securities of $65 million at June 30, 2015 and other capital sources, such as dividends from other operating companies and external financing, are available and believed sufficient to meet PHL Variable’s currently anticipated capital needs.

ABOUT PHOENIX

The Phoenix Companies, Inc. (NYSE:PNX) helps financial professionals provide solutions, including income strategies and insurance protection, to families and individuals planning for or living in retirement. Founded as a life insurance company in 1851, Phoenix offers products and services designed to meet financial needs in the middle income and mass affluent markets. Its distribution subsidiary, Saybrus Partners, Inc., offers solutions-based sales support to financial professionals and represents Phoenix’s products among key distributors, including independent marketing organizations and brokerage general agencies. Phoenix is headquartered in Hartford, Connecticut, and its principal operating subsidiary, Phoenix Life Insurance Company, has its statutory home office in East Greenbush, New York. PHL Variable Insurance Company has its statutory home office in Hartford, Connecticut, and files annual and other periodic reports under the Securities Exchange Act of 1934. For more information, visit www.phoenixwm.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The foregoing contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  We intend for these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements.  These forward-looking statements include statements relating to, or representing management’s beliefs about, future events, transactions, strategies, operations and financial results, including, without limitation, our expectation to provide information within anticipated timeframes and otherwise in accordance with law, the outcome of litigation and claims as well as regulatory examinations, investigations, proceedings and orders arising out of the restatements and the failure by Phoenix and its wholly owned subsidiary, PHL Variable Insurance Company, to file SEC reports on a timely basis, potential penalties that may result from failure to timely file statutory financial statements with state insurance regulators, and Phoenix’s ability to satisfy its requirements under, and maintain the listing of its shares on, the NYSE, and Phoenix’s ability to obtain regulatory approval to de-stack its insurance company subsidiaries and to effect the de-stacking in the anticipated time frame or at all. Such forward-looking statements.   Such forward-looking statements often contain words such as “will,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “is targeting,” “may,” “should” and other similar words or expressions.  Forward-looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future performance.  Our ability to maintain a timely filing schedule with respect to our SEC filings is subject to a number of contingencies, including but not limited to, whether existing systems and processes can be timely updated, supplemented or replaced, and whether additional

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 filings may be necessary in connection with the restatements. Our actual business, financial condition or results of operations may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others, those risks and uncertainties described in any of our filings with the SEC.  Certain other factors which may impact our business, financial condition or results of operations or which may cause actual results to differ from such forward-looking statements are discussed or included in our periodic reports filed with the SEC and are available on our website at www.phoenixwm.com under “Investor Relations.”  You are urged to carefully consider all such factors.  We do not undertake or plan to update or revise forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this new release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized.  If we make any future public statements or disclosures which modify or impact any of the forward-looking statements contained in or accompanying this news release, such statements or disclosures will be deemed to modify or supersede such statements in this news release.

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